Exhibit 99.1

Contacts:	Media	Investors
	Stephen Cohen	Joyce Arpin
	(212) 886-9332	(702) 880-4707

Caesars Entertainment, Caesars Entertainment Operating Co. Announce Approvals From

New Jersey Casino Control Commission

LAS VEGAS, July 14, 2017 /PRNewswire/ — Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars Entertainment”) and Caesars Entertainment Operating Company, Inc. (“CEOC”) today announced that the New Jersey Casino Control Commission this week granted the necessary regulatory approvals required for the merger of Caesars Acquisition Company (“CAC”) into Caesars Entertainment and for the reorganization of CEOC.

In addition to regulatory approvals, the merger of CAC with and into Caesars Entertainment is subject to approval by stockholders of both companies and other customary closing conditions. CEOC’s restructuring is subject to the completion of the merger, certain financing activities and other customary closing conditions.

In addition to New Jersey, the companies have received approvals from gaming authorities in Indiana, Pennsylvania, Iowa, Maryland, Mississippi and Illinois. Caesars Entertainment and CEOC continue to engage with regulators in three jurisdictions where approvals are required for certain aspects of CEOC’s restructuring.

About Caesars Entertainment Corporation

Caesars Entertainment Corporation is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. Caesars Entertainment is mainly comprised of the following three entities: the majority owned operating subsidiary CEOC, wholly owned CERP and Caesars Growth Properties, LLC, in which we hold a variable economic interest. Since its beginning in Reno, Nevada, 79 years ago, CEC has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment’s portfolio also includes the London Clubs International family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

About Caesars Entertainment Operating Company, Inc.

CEOC, a majority owned subsidiary of Caesars Entertainment, provides casino entertainment services and owns, operates or manages 38 gaming and resort properties in 13 states of the United States and in five countries primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. CEOC is focused on building customer loyalty through providing its guests with a combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership as well as all the advantages of the Total Rewards program. CEOC also is committed to environmental sustainability and energy conservation, and recognizes the importance of being a responsible steward of the environment.

Important Additional Information

Pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2016, between Caesars Entertainment and CAC, as subsequently amended on February 20, 2017 (as amended, the “Merger Agreement”), among other things, CAC will merge with and into Caesars Entertainment, with Caesars Entertainment as the surviving company (the “Merger”). In connection with the Merger, Caesars Entertainment and CAC filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a preliminary joint proxy statement/prospectus, as well as other relevant documents concerning the proposed transaction. The registration statement was declared effective on June 23, 2017. A definitive joint proxy statement/prospectus was mailed to stockholders of Caesars Entertainment and CAC on or about June 23, 2017. Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the Merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of such joint proxy statement/prospectus, as well as other filings containing information about Caesars Entertainment and CAC, at the SEC’s website (www.sec.gov), from Caesars Entertainment Investor Relations (investor.caesars.com) or from CAC Investor Relations (investor.caesarsacquisitioncompany.com).

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Caesars Entertainment, CAC and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Caesars Entertainment and CAC stockholders in favor of the business combination transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Caesars Entertainment and CAC stockholders in connection with the proposed business combination transaction is set forth in the definitive joint proxy statement/prospectus filed with the SEC on June 23, 2017 and Amendment No. 1 to the Annual Report on Form 10-K for CAC’s fiscal year ended December 31, 2016, filed on March 31, 2017, respectively. You can obtain free copies of these documents from Caesars Entertainment and CAC in the manner set forth above.

Forward-Looking Statements

This communication includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 regarding the completion of the Merger.

You are cautioned that the forward-looking statements in this communication are not guarantees that the Merger will be consummated. Among the factors that could impact the consummation of the Merger are: the Merger Agreement may not be approved by the Caesars Entertainment and CAC stockholders at the respective special meetings, the other conditions to the closing of the Merger may not be satisfied, one or more events, changes or other circumstances that could occur that could give rise to the termination of the Merger Agreement, Caesars Entertainment’s and CEOC’s ability (or inability) to meet any milestones or other conditions set forth in their restructuring support agreements, Caesars Entertainment’s and CEOC’s ability (or inability) to satisfy the conditions to the effectiveness of the Third Amended Joint Plan of Reorganization of CEOC and its Chapter 11 debtor subsidiaries, Caesars Entertainment’s ability (or inability) to secure additional liquidity to meet its ongoing obligations and its commitments to support the CEOC restructuring as necessary, Caesars Entertainment’s financial obligations exceeding or becoming due earlier than what is currently forecast and other risks associated with the CEOC restructuring and related litigation.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Caesars Entertainment undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events, except as required by law.